Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

         FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Tuesday, April 28, 2009

Edwardsville, Illinois - Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the "Company") (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended March 31, 2009. The dividend will be payable to stockholders of record as of May 15, 2009 and is expected to be paid on May 22, 2009. The Company has 8,254,099 shares of common stock outstanding.

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